REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into between Overton & Associates, a Washington limited partnership ("Seller"), and HARBOR CUSTOM DEVELOPMENT INC., a Washington corporation ("Purchaser"), with respect to certain unimproved real property located on State Highway 3 in Belfair, Washington. The "Effective Date" of this Agreement means the date of complete execution by Seller and Purchaser.

1. Definitions

1.1 "Property" means the undeveloped real property located in Mason County, Washington, legally described in Exhibit A attached hereto, together with all rights, privileges and easements appurtenant to said land (including but not limited to water rights, development rights and mineral rights) and all improvements located in and on said land. The Property consists of approximately 48 +/- acres and is known as Mason County Assessor Parcel Numbers 12328-21-0000 and 12328-24-00000 lying West of the Navy Railroad.

1.2 "Plat" means the proposed plat for the subdivision of the Property into 145 residential lots and nine tracts known as Olympic Ridge.

1.3 "Plat Application" means the application for the Plat submitted by Seller to Mason County Community Services on May 22, 2020.

1.4 "Feasibility Expiration Date" means the date that is sixty (60) days after the Effective Date.

1.5 "Closing Date" means on or before March 15th 2021 but only after (i) the Plat has received preliminary plat approval from the Mason County Hearing Examiner and (ii) the appeal period (if any) for such approval has expired. The closing date may be extended by mutual written consent of both parties.

1.6 "Escrow Agent" means the escrow department of Aegis Land Title Group dba Attorney's Title, located at Silverdale, WA, Attn: Julie Marmon.

1.7 "Title Company" means Aegis Land Title Group dba Attorney's Title located at Silverdale, WA, Attn: Brent Marmon.

2. Purchase and Sale. On the terms set forth in this Agreement, Seller agrees to sell the Property to Purchaser and Purchaser agrees to purchase from the Property from Seller.

3. Purchase Price; Earnest Money

3.1 Purchase Price. The purchase price for Property shall be Three Million Nine Hundred Fifteen Thousand and no/100 Dollars ($3,915,000.00). In the event that Mason County requires sprinkler/ fire suppression systems to be put in place, purchase price shall be reduced by $4,000 per lot for a total of $580,000.

3.2 Earnest Money. Within three (3) business days after the Effective Date, Purchaser shall deposit One Hundred Ninety-Five Thousand Seven Hundred Fifty and no/100 Dollars ($195,750.00) (the "Earnest Money") in cash as earnest money with the Escrow Agent. If Purchaser fails to deliver a notice of termination to Seller on or before expiration of the Feasibility Expiration Date, Purchaser shall be deemed to

be satisfied with the results of its feasibility study, and the Earnest Money shall become fully earned and nonrefundable to Purchaser.

3.3 Cash at Closing. At Closing, Purchaser shall pay the entire Purchase Price in cash and the Earnest Money shall be credited against the Purchase Price.

4. Title

4.1 Deed. Seller shall deliver to Purchaser good and marketable title to the Property, free and clear of all liens and encumbrances except the Permitted Exceptions as defined in Section 4.2. Title to the Property shall be conveyed by Bargain and Sale Deed.

4.2 Title Review

4.2.1 Commitment. No later than three (3) business days after the Effective Date, Seller shall furnish to Purchaser an ALTA standard coverage title commitment for the Property (the "Commitment") issued by the Title Company, listing Purchaser as the prospective named insured and showing as the policy amount the applicable purchase price, together with legible copies of all instruments referred to in the Commitment as conditions or exceptions to title.

4.2.2 Title Review. On or before the twenty (20) days after the Effective Date (the "Title Objection Date"), Purchaser shall notify Seller in writing ("Purchaser's Title Notice") of Purchaser's approval or disapproval of the exceptions shown in the Commitment. If Purchaser fails to deliver Purchaser's Title Notice on or before the Title Objection Date, Purchaser shall be deemed to have approved the exceptions shown in the Commitment. Exceptions approved by Purchaser, together with the New Easements (as defined in Section 7), shall be "Permitted Exceptions." Whether or not Purchaser objects to them in Purchaser's Title Notice, the following shall in no event be Permitted Exceptions and Seller shall cause such exceptions to be removed from title prior to closing: (a) exceptions for real estate contracts, mortgages, deeds of trust, assignments of rents and leases and other instruments or documents evidencing or securing loans; (b) exceptions for the payment of real estate excise tax, rollback taxes and any delinquent real estate taxes; (c) exceptions for construction liens, judgment liens or lis pendens; (d) exceptions related to other monetary liens or monetary exceptions; (e) exceptions related to the authority, organization or legal standing of Seller, and (f) exceptions establishing building limitations. If Purchaser disapproves of any exceptions, Seller shall, within five (5) business days of Purchaser's Title Notice, notify Purchaser in writing whether Seller will remove the disapproved exceptions. If Seller fails to respond within five (5) business days, Seller shall be deemed to have elected not to remove the disapproved exceptions. If Seller elects not to (or is deemed to have elected not to) remove any disapproved exceptions, then Purchaser's sole option shall be either (y) accept the disapproved exceptions as Permitted Exceptions or (z) by written notice to Seller within five (5) business days of Seller's election of non-removal, to terminate this Agreement, in which case all Earnest Money shall be returned to Purchaser within two (2) business days after termination. Purchaser's failure to act within five (5) business days of receipt of Seller's election not to remove any disapproved exceptions shall be deemed an election under clause (y) to accept the disapproved exceptions as Permitted Exceptions.

4.2.3 New Exceptions. Except for the New Easements (as defined in Section 7), from the Effective Date until the Closing, Seller shall not, without the prior consent of Purchaser, enter into any lease, contract, declaration or other agreement that would create any encumbrance that cannot be removed and eliminated from title at Closing. Any such new exceptions, if approved by Purchaser, shall be deemed Permitted Exceptions. Purchaser's consent to any such item shall be deemed given if Purchaser does not provide Seller with its written objection to such item within five (5) business days after Purchaser's receipt of Seller's written request for Purchaser's consent to such item. With respect to any other title

exceptions first appearing or disclosed after Purchaser's receipt of the Commitments, the notice and response procedure set forth in Section 4.2.2 shall be repeated, with the Title Objection Date for such new title exceptions being five (5) business days after the Title Company's first disclosure of such new title exceptions to Purchaser. If necessary, to accommodate the notice and response periods for a new exception, the Closing Date shall be extended on a day for day basis.

4.3 Title Insurance. Purchaser's title for the Property shall be insured by an ALTA owner's standard coverage policy of title insurance issued by the Title Company on Form 6/17/2006, in the amount of the Purchase Price, insuring Purchaser's title to the Property subject to no exceptions other than Permitted Exceptions and exceptions created or caused by Purchaser.

5. Purchaser's Feasibility Review

5.1 Purchaser's Feasibility Study. From and after the Effective Date, Purchaser shall have the right, at Purchaser's sole cost and expense, to conduct a feasibility review with respect to the Property in order to determine the Property's suitability and feasibility as an investment (the "Feasibility Review"). As part of the Feasibility Review, Purchaser shall have the right to review the Review Materials (defined below), enter onto the Property to conduct the Studies (defined below), submit applications for the Development Approvals (as defined below), and review the New Easements.

5.2 Review Materials. No later than five (5) days after the Effective Date, Seller shall deliver to Purchaser the following review materials to the extent in Seller's possession ("Review Materials"): (a) the most recent surveys obtained by Seller for the Property, and (b) copies of any prior wetlands, soils, geology and environmental studies relating to the Property. Seller shall also make available for inspection by Purchaser other documents in Seller's possession regarding the Property which are reasonably requested by Purchaser; provided, however, that in no event shall Seller be required to deliver any "proprietary information," which means tax returns, financial statements, appraisals, market studies, prior purchase and sale agreements, attorney-client privileged work or and similar materials. The term "Seller's possession" as used above means in the physical possession of David Overton.

5.3 Studies. Purchaser shall be entitled to conduct investigations, physical tests, surveys and other analyses of the Property, including but not limited to a Phase 1 environmental assessment to determine the existence of any toxic or hazardous materials on the Property (collectively, "Studies"), provided, however, that the Studies shall not include any invasive physical testing of the Property unless Purchaser shall have obtained Seller's prior written consent. Purchaser shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Purchaser's inspections of the Property. Purchaser's entry onto the Property to conduct due diligence activities under this Agreement will require reasonable advance notice to Seller.

5.5 Insurance. Purchaser has or will have provided to Seller, at Purchaser's sole cost and expense prior to commencement of any investigative activities by Purchaser or its consultants on the Property, evidence of a policy of commercial general liability insurance covering any and all liability of Purchaser and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be an occurrence policy and shall have liability limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Such insurance policy shall name Seller and its successors and assigns as an additional insured and shall be in form and substance and issued by an insurance company reasonably satisfactory to Seller. Notwithstanding the foregoing provisions of this Section, Purchaser may enter upon and visually inspect the Property without such insurance, provided that such entry and visual inspection shall be subject to all other applicable provisions of this Agreement other than such insurance requirements.

5.6 Waiver of Right to Receive Seller Disclosure Statement and Waiver of Right to Rescind. Purchaser hereby waives receipt of a seller disclosure statement as set forth in Chapter 64.06 RCW. RCW 64.06.010(7) provides that Purchaser may waive its right to receive the Seller Disclosure Statement; provided, however, if the answer to any of the questions in the section of the Seller Disclosure Statement entitled "Environmental" would be "yes," Purchaser may not waive the receipt of the "Environmental" section of the Seller Disclosure Statement. By executing this Agreement, Purchaser acknowledges that it has received the "Environmental" section of the Seller Disclosure Statement attached hereto as Exhibit B and that Purchaser waives its right to receive the balance of the completed seller disclosure statement.

5.7 Indemnification. Purchaser agrees to indemnify, defend and hold harmless Seller, its shareholders, affiliates, directors, officers, employees and agents (the "Seller Indemnitees") against and in respect of, any and all damages, claims, losses, liabilities, costs and expenses (including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses), which may be imposed upon, incurred by or assessed against any of the Seller Indemnitees arising out of, in connection with, or relating to Purchaser's Studies on the Property, including, without limitation, claims of injury to persons or damage to property, except to the extent such damages, claims, losses, liabilities, costs and expenses are due to the negligence of Seller, its shareholders, affiliates, directors, officers, employees and agents. The obligations of Purchaser pursuant to this Section 5 shall survive the Closing of the Property or the termination of this Agreement.

6. Development Approvals and Contracts

6.1 Development Approvals. From and after the Effective Date, Purchaser shall have the right and obligation to take all actions and submit all such applications, documents and corrections as are necessary to prosecute the Plat Application to completion and obtain SEPA approval, preliminary plat approval and final plat approval of the Plat ("Development Approvals"). Seller shall cooperate in Purchaser's efforts to secure the Development Approvals, by filing or signing any affidavits, applications or other documentation as Purchaser may reasonably request and by attending public hearings, city staff meetings or other meetings, and testifying in support of Purchaser's application if and to the extent reasonably requested by Purchaser. Prior to submitting any documents or materials for the Development Approvals, Purchaser shall submit the same to Seller, along with copies of all supporting plans and documentation, for Seller's review and approval, which approval shall be deemed to be given in the event Seller fails to object to any such application within seven (7) days after Seller's receipt thereof.

6.2 Costs; Development Contracts. Seller shall pay all costs to prepare and submit the Plat Application, including the preliminary plat design. Purchaser shall pay all costs to pursue and complete the Plat Application and to obtain SEPA approval, preliminary plat approval and final plat approval. The parties agree that Riley Group and Apex Engineering shall be engaged to handle the Plat and any associated permitting required to complete the project ("Development Contracts").

7. New Easements

7.1 Emergency Access Easement. Seller shall provide a copy of the Emergency Access Easement to Purchaser for Purchaser's reasonable review during the feasibility period.

7.2 Utility Easement. At Closing, Purchaser shall execute and deliver an easement appurtenant to certain real property owned by Seller for **underground** utilities to be located within certain the drives in the Plat (the "Utility Easement"). Seller shall provide a draft of the Utility Easement to Purchaser for Purchaser's reasonable review and approval, in the form Seller intends to record, as soon as practicable after the Effective Date, but in no event later than ten (10) days prior to the Feasibility Expiration Date.

The Emergency Access Easement and the Utility Easement are collectively referred to herein as the "New Easements."

8. Seller's Work. Seller, at Seller's sole cost and expense, shall be responsible for performing the work on the Property described in Exhibit C ("Seller's Work"), within the time frames set forth in said exhibit.

9. Removal from Forest Classification. The Property is currently classified as Forest Land under RCW 84.33. Seller shall cause the Property to be removed from Forest Land classification, prior to or at the closing of the Property, except for Tract A and Tract B as identified on the Olympic Ridge Preliminary Plat Map (the "Continuing Forest Area). Buyer and Seller shall be equally responsible to pay all compensating taxes due the State of Washington or the Mason County Treasurer that will result from removal of the Property from Forest Land classification. At the closing of the Property, Purchaser shall continue the Forest Land classification for the Continuing Forest Area. Seller agrees to indemnify, defend and hold harmless Purchaser, its shareholders, affiliates, directors, officers, employees and agents (the "Purchaser Indemnitees") against and in respect of, any and all damages, claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees), which may be imposed upon, incurred by or assessed against any of the Purchaser Indemnitees arising out of, in connection with, or relating to removal of the Property from Forest Land classification. Purchaser agrees to indemnify, defend and hold harmless Seller, its shareholders, affiliates, directors, officers, employees and agents (the "Seller Indemnitees") against and in respect of, any and all damages, claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees), which may be imposed upon, incurred by or assessed against any of the Seller Indemnitees arising out of, in connection with, or relating to removal of the Forest Land Area from Forest Land classification. The obligations of Seller and Purchaser pursuant to this Section 9 shall survive the Closing.

10. Closing

10.1 Closing. The closing of the sale and purchase of the Property pursuant to this Agreement (the "Closing") shall occur at the offices of the Escrow Agent on the Closing Date (as defined in Section 1), subject to Purchaser's right to extend the Closing Date as set forth below. Seller and Purchaser shall deposit the necessary documents and funds with the Escrow Agent sufficiently in advance of the Closing Date to facilitate an orderly closing.

10.2 Closing Deliveries

10.2.1 Seller Deliveries. At or prior to the Closing Date, Seller shall deliver or cause to be delivered to the Escrow Agent the following items and documents, duly executed and acknowledged by Seller where applicable: (i) a Bargain and Sale Deed conveying the Property to Purchaser, free and clear of any liens, encumbrances or exceptions other than Permitted Exceptions, substantially in the form attached hereto as Exhibit D (the "Deed"), (ii) a Real Estate Excise Tax Affidavit ("REETA"), (iii) an Assignment of Intangible Personal Property substantially in the form attached hereto as Exhibit E (the "Assignment"), (iv) a Nonforeign Certification, (v) the New Easements, (vi) an estimated Seller's settlement statement prepared by the Escrow Agent, (vii) funds to pay all closing costs and expenses to be paid by Seller hereunder, or, in the alternative, a written authorization satisfactory to the Escrow Agent providing for the deduction of such amounts out of escrow funds due Seller, and (viii) such other documents and instruments as may be reasonably requested by the Escrow Agent in order to consummate the Closing.

10.2.2 Purchaser's Deliveries. At or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Escrow Agent the following items and documents, duly executed and

acknowledged by Purchaser where applicable: (i) funds to pay the Purchase Price and all closing costs and expenses to be paid by Purchaser hereunder, (ii) Purchaser's counterpart signature of the Assignment, (iii) Purchaser's counterpart signature of the REETA, including Purchaser's signature of the Notice of Continuance with respect to the Remaining Forest Land, (iv) Purchaser's counterpart signatures of the Easements, (v) an estimated Purchaser's settlement statement prepared by the Escrow Agent, and (vi) such other documents and instruments as may be reasonably requested by the Escrow Agent in order to consummate Closing.

10.3 Prorations. Real property taxes due and payable in the year of sale, installments of LIDs and special assessments due and payable in the year of sale, and utility charges (if any) shall be prorated to the Closing Date, based upon actual days involved, with Purchaser receiving all income and bearing all expenses for the Closing Date. Any amount which cannot be ascertained with certainty as of the closing shall be prorated based upon the parties' reasonable estimation, and shall be reconciled within thirty (30) days of the closing or as soon thereafter as the precise amounts can be ascertained. Either party owing the other party money based upon the final reconciliation shall promptly pay it to the other party.

10.4 Closing Costs. For each of the closings, Seller shall pay one-half of the fee charged by the Escrow Agent, Seller's share of the prorations set forth above, the premium for a standard coverage owner's policy of title insurance, the real estate excise tax due upon sale of the Property and the costs necessary to record the Deed and the New Easements. Purchaser shall pay its proportionate share of the prorations set forth above, one-half of the fee charged by the Escrow Agent and all costs associated with Purchaser's financing.

11. Representations and Warranties of Seller

11.1 Seller hereby represents and warrants to Purchaser that, except as disclosed in the Commitments, Review Materials, or otherwise disclosed by Seller to Purchaser in writing, or discovered by Purchaser in connection with its due diligence review pursuant to this Agreement:

(a) All closing documents executed by Seller which are to be delivered to Purchaser at the Closing be duly authorized, executed, and delivered by Seller and do not violate any provisions of any agreement to which Seller is a party or to which it is subject.

(b) To the actual knowledge of Seller, there are no actions, suits or proceedings pending or, to the actual knowledge of Seller, threatened against Seller relating to or affecting the Property.

(c) To the actual knowledge of Seller, Seller has not received any written notice from any governmental authority of a violation of any laws, regulations or other governmental requirements applicable to the Property and which violation has not been remedied.

The foregoing representations and warranties of Seller shall survive the Closing Date for a period of ninety (90) days from such Closing Date and shall terminate as of the end of such period except to the extent that Purchaser advises Seller in writing of an alleged breach thereof prior to such termination date, stating with specificity the nature of the alleged breach and concurrently providing Seller with documentation thereof.

11.3 References to the "actual knowledge of Seller" shall refer only to the actual knowledge of David Overton and shall not be construed, by imputation or otherwise, to refer to the knowledge of any agent, representative, consultant or employee of Seller, and without any obligation to undertake any investigation or inquiry or take any affirmative action to acquire any knowledge.

12. Covenants of Seller. Seller covenants and agrees with Purchaser that from and after the Effective Date and until the Closing of the Property:

12.1 Seller shall not do or cause to be done anything that would cause any representation or warranty of Seller hereunder to be untrue.

12.2 Seller shall maintain the existing property and casualty insurance on the Property.

12.3 Seller shall not (i) lease, rent or otherwise permit any person to occupy any portion of the Property, (ii) further mortgage or encumber the Property, (iii) enter into any new written or oral contracts or agreements, or extend any existing written oral contracts or agreements, that would be binding on Purchaser or the Property after the Closing, other than the Development Contracts (as defined in Section 6.2), or (iv) enter into any contracts or agreements to sell or otherwise transfer the Property.

12.4 To the extent any improvements, repairs or maintenance have been made or will be made to the Property prior to the Closing Date which might form the basis of mechanics' and materialmens' liens, Seller agrees to keep the Property free from liens which might result, and to indemnify, defend, protect and hold Purchaser harmless from any and all such liens and all attorneys' fees and other costs incurred by reason thereof. This indemnity shall survive closing.

12.5 Seller shall, prior to closing, remove any vagrants, squatters, or other persons situated on or inhabiting the Property, at Seller's sole cost and expense.

13. Conditions Precedent

13.1 Purchaser. The obligation of Purchaser to consummate the Closing of the Property as contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date, unless waived in writing by Purchaser:

(a) Representations and Performance. The representations and warranties made by Seller herein shall, to the actual Knowledge of Seller, be true and correct in all material respects at and as of the Closing Date, and Seller shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Seller prior to or at the Closing.

(b) Documents. Seller shall have executed and delivered into escrow by the Closing Date all of the documents, instruments and funds required to be delivered by Seller for the Closing.

13.2 Seller. The obligation of Seller to consummate the Closing of the Property as contemplated by this Agreement are subject to fulfillment of the following conditions at or prior to the Closing Date, unless waived in writing by Seller:

(a) Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at the Closing.

(b) Documents. Purchaser shall have executed and delivered into escrow by the Closing Date all of the documents, instruments and funds required to be delivered by Purchaser for the Closing.

14. Risk of Loss or Damage; Condemnation. Upon a significant loss of or significant damage to the Property by fire, flood, earthquake or other calamity prior to the Closing Date, Purchaser may elect to terminate this Agreement, in which event the Earnest Money and Option Price payments shall promptly be returned to Purchaser and this Agreement shall terminate. If Purchaser does not elect to terminate the Agreement, Purchaser shall purchase the Property (or portion not condemned) in the condition existing on the Closing Date. In the event of loss or damage, Seller shall not be liable to restore the Property or pay damages to Purchaser, and the purchase price for the Property shall not be changed by reason of such loss or damage, but Purchaser shall be entitled to the proceeds of any policies of insurance carried by or for the benefit of Seller with respect to such loss or damage. In the event of condemnation, the purchase price for the Property shall be reduced by the total of any condemnation award received by Seller at or prior to closing of the Property, and, at such closing, Seller shall assign to Purchaser all Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Purchaser of eminent domain proceedings immediately after Seller learns thereof.

15. Possession. Purchaser shall be entitled to possession of the Property upon completion of the Closing. Completion of a Closing shall mean when the Deed has been recorded and proceeds have been disbursed to Seller.

16. Real Estate Commission. Each party represents and warrants to the other that it has not dealt with any real estate broker regarding this transaction in a manner which would result in any obligation to pay a commission. Each party agrees to indemnify and hold the other party harmless from and against any and all claims or charges for any other brokerage commissions arising out of the actions of the indemnifying party, which obligations shall survive the Closing.

17. Property "AS IS". Except for the express representations and warranties of Seller in this Agreement or in the conveyance documents to be executed by Seller at the closings, Seller specifically disclaims all warranties or representations of any kind or character, express, implied, statutory or otherwise, with respect to the Property's condition. AT THE CLOSING. PURCHASER SHALL ACCEPT SUCH PROPERTY "AS IS" AND "WHERE IS" AND, EXCEPT WITH RESPECT TO ANY LIABILITY RESULTING FROM A MISREPRESENTATION OF SELLER HEREUNDER, PURCHASER RELEASES SELLER FROM ANY LIABILITY TO PURCHASER ARISING OUT OF OR RELATING TO THE CONDITION OF SUCH PROPERTY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL CONDITION OF THE PROPERTY, ZONING, ENVIRONMENTAL MATTERS OR CONTAMINATION, UTILITIES SERVICE, AVAILABILITY OF UTILITIES, EFFECT OF LOCAL, STATE AND FEDERAL REGULATIONS ON USE AND ENJOYMENT OF THE PROPERTY, SOIL SUITABILITY AND COMPACTION, DRAINAGE, FITNESS OR USABILITY OF IMPROVEMENTS NOT TO BE REMOVED FOR ANY PURPOSE, INSECT OR OTHER PEST INFESTATION, AND LATERAL OR SUBJACENT SUPPORT.

NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTEE OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ZONING, CONSTRUCTION, PHYSICAL CONDITION OR OTHER STATUS OF THE PROPERTY EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT. NO REPRESENTATION, WARRANTY, AGREEMENT, STATEMENT, GUARANTEE OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER OR ANY BROKER, AGENT, EMPLOYER OR OTHER PERSON WHICH IS NOT CONTAINED IN THIS AGREEMENT WILL BE VALID OR BINDING ON SELLER.

Purchaser acknowledges and agrees that the disclaimers set forth in this Section 17 are an integral part of this Agreement and that Seller would not have agreed to complete the sale on the terms provided in this Agreement without the disclaimers set forth in this Section 17. The provisions of this Section 17 shall survive the closings or the termination of this Agreement.

DEO
Seller's initials

SG
Purchaser's initials

18. Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other party, the prevailing party in any such action shall be entitled to recover all of its costs, expenses and attorneys' fees.

19. Default; Remedies

19.1 Default by Purchaser. If Purchaser fails, without legal excuse, to complete the purchase of the Property in accordance with the terms of this Agreement or otherwise defaults hereunder and such default remains uncured for a period of five (5) calendar days after Seller has delivered written notice to Purchaser of such Purchaser default, Seller shall retain the Earnest Money and Option Price payments as liquidated damages as the sole and exclusive remedy available to Seller for such default and this Agreement shall terminate.

19.2 Default by Seller. If Seller fails, without legal excuse, to complete the sale of the Property in accordance with the terms of this Agreement or otherwise defaults hereunder and such default remains uncured for a period of five (5) days after Purchaser has delivered written notice to Seller of such Seller default, Purchaser may, as its sole remedy, terminate this Agreement and receive a refund of the Earnest Money and Option Price payments.

20. Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and shall be delivered by a nationally recognized overnight courier service with proof of delivery, by hand delivery, by email (provided that a duplicate copy must be sent concurrently by another means provided in this Section), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below. A party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served one (1) business day after deposit with the courier service, if sent by overnight courier; on the date of personal delivery, if sent by hand delivery; on the date of confirmed dispatch, if sent by electronic communication (with a duplicate copy sent concurrently by another means provided in this Section); or three (3) days after being placed in the U.S. mail, if sent by mail. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

If to Seller:

Overton & Associates
Attn: David E. Overton
Mail: P.O. Box 1477, Tacoma WA 98401
Delivery: 950 Pacific Avenue, Suite 1075
Tacoma, WA 98402
Email: David@EEOverton.com
Telephone: 206.948.0554

With a copy to (which

McCullough Hill Leary, P.S.

shall not constitute notice):	701 Fifth Avenue, Suite 6600 Seattle, WA 98104 Attn: D. Douglas Matson, Esq. Email: doug@mhseattle.com
If to Purchaser:	Harbor Custom Development Inc. Attn: Griffin Sterling 11505 Burnham Drive N.W., Suite 301 Gig Harbor, WA 98332 Email: sgriffin@harborcustomdev.com Telephone: (253)0649-3562
With a copy to (which shall not constitute notice):	Attn: Jeff Habersetzer 11505 Burnham Drive Suite 301 Gig Harbor, WA 98332 Email: Jhabersetzer@harborcustomdev.com

21. Assignment. Purchaser shall not have the right to assign its rights under this Agreement except with the prior written consent of Seller; provided, however that Purchaser may assign its rights under this Agreement to an entity controlled by at least 51% by Purchaser without consent of Seller.

22. Like-Kind Exchange. If either party wishes to pursue a like kind exchange in connection with this Agreement, the other party shall cooperate in such exchange provided that the other party shall not be obligated to incur additional cost or liability as a result of such cooperation.

23. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

24. Amendments. This Agreement may be amended or modified only by a written instrument executed by Seller and Purchaser.

25. Survival. If this Agreement is terminated, only those covenants, obligations and indemnities herein which expressly survive the termination of this Agreement shall survive such termination.

26. Expenses. Except as set forth herein, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the preparation and consummation of this Agreement.

27. Governing Law; Venue. This Agreement is being delivered in and shall be construed in accordance with, and governed by, the laws of the State of Washington. Seller hereby consents to jurisdiction and venue for any action commenced to enforce this Agreement in the County of Pierce, State of Washington.

28. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

29. Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting this transaction, whether written or oral, and constitute the sole and entire agreement of the parties in connection herewith.

30. Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

31. No Waiver. Either party's waiver of the other's performance of any covenant, condition or promise does not invalidate this Agreement nor shall it be considered a waiver of any other covenant, condition or promise, and will not constitute a waiver of performance of any other act required at a later time. The exercise of any remedy available through this Agreement does not waive any additional remedy provided by law, nor does it exclude any other remedy unless expressly excluded.

32. Time of Essence. Time is of the essence for each and every term, condition, obligation and provision hereof. If the date for any performance under this Agreement falls on a weekend or a holiday, the time for such performance shall extend to the next business day. Any period of time stated in this Agreement shall expire at 5:00 p.m. (Pacific time) of the last calendar day of the specified period of time. Unless otherwise stated, as used in this Agreement "day" shall mean a calendar day.

33. Exhibits. The exhibits attached hereto are incorporated herein by reference as if fully set forth herein. Purchaser and Seller represent that they have reviewed to their satisfaction the Exhibits hereto.

Exhibit A	Legal description of Property
Exhibit B	Environmental Disclosure Statement
Exhibit C	Seller's Work
Exhibit D	Form of Deed
Exhibit E	Form of Assignment

[INTENTIONAL PAGE BREAK]

34. Counterparts; Electronic Signature. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an electronic signature (including email or facsimile) or other copy of a signed version of this Agreement shall have the same effect as delivery of an original.

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement effective as of the Effective Date set forth herein.

SELLER:

OVERTON & ASSOCIATES, a Washington limited partnership

By: Overton and Associates Holdings L.L.C.,
a Washington limited liability company,
its General Partner

By: [signature]
David E. Overton, its Manager

Date Signed: 9-16-2020

PURCHASER:

HARBOR CUSTOM DEVELOPMENT INC., a Washington corporation

By: [signature]
Print name: Sterling Griffin
Title: Chief Executive Officer

Date Signed: 9-16-20

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

(TPN 12328-24-00000)
THAT PORTION OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 28,
TOWNSHIP 23 NORTH, RANGE 1 WEST, W.M., MASON COUNTY, WASHINGTON, LYING WESTERLY OF THE US NAVY YARD RAILROAD RIGHT-OF-WAY, EXCEPT THE FOLLOWING DESCRIBED PARCEL OF LAND LOCATED IN SAID SECTION 28:

BEGINNING AT THE NORTHEAST CORNER OF BELFAIR STATION, AS SHOWN ON THE PLAT THEREOF, RECORDED UNDER AFN 622263 IN VOLUME 10 OF PLATS AT PAGES 143, RECORDS OF MASON COUNTY, WASHINGTON;
THENCE SOUTH 89°07'01" EAST, ALONG THE PROLONGATION EASTERLY OF THE NORTH LINE OF SAID PLAT OF BELFAIR STATION, BEING ALSO THE NORTH LINE OF SAID SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 28, A DISTANCE OF 367.32 FEET TO THE WESTERLY MARGIN OF A PRIVATE ROAD;
THENCE ALONG SAID WESTERLY MARGIN THE FOLLOWING COURSES: SOUTH 19°00'30" WEST, 483.10 FEET; SOUTH 70°59'30" EAST, 25.00 FEET; SOUTH 19°00'30" WEST, 426.20 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 190.00 FEET;
THENCE SOUTHWESTERLY, CONTINUING ALONG SAID WESTERLY MARGIN, AND ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 35°04'12" A DISTANCE OF 116.30 FEET;
THENCE CONTINUING ALONG SAID WESTERLY MARGIN, SOUTH 54°04'42" WEST, 50.50 FEET TO THE EAST LINE OF AFORESAID PLAT OF BELFAIR STATION, BEING ALSO THE WESTERLY LINE OF SAID SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 28;
THENCE NORTH 00°49'26" EAST, ALONG SAID EASTERLY LINE, 995.23 FEET TO THE POINT OF BEGINNING.

SAID LAND BEING ALSO KNOWN AND DESCRIBED AS THE RESULTING PARCEL 1 OF BOUNDARY LINE ADJUSTMENT NO. 00-35, RECORDED JULY 17, 2000, AUDITOR'S FILE NO. 1714660.

(TPN 12328-21-00000)
ALL THAT PORTION OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 28,
TOWNSHIP 23 NORTH, RANGE 1 WEST, W.M., MASON COUNTY, WASHINGTON, LYING WESTERLY OF THE US NAVY YARD RAILROAD RIGHT-OF-WAY AND LYING EASTERLY OF STATE ROUTE 3.

EXHIBIT B

ENVIRONMENTAL SELLER DISCLOSURE STATEMENT

NOTICE TO PURCHASER:

THE FOLLOWING DISCLOSURES ARE MADE BY SELLER ABOUT THE CONDITION OF THE PROPERTY LEGALLY DESCRIBED AS FOLLOWS:

[TO BE INSERTED]

SELLER MAKES THE FOLLOWING DISCLOSURES OF EXISTING MATERIAL FACTS OR MATERIAL DEFECTS TO PURCHASER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS YOU AND SELLER OTHERWISE AGREE IN WRITING, YOU HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO YOU TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. IF THE SELLER DOES NOT GIVE YOU A COMPLETED DISCLOSURE STATEMENT, THEN YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT.

THE FOLLOWING ARE DISCLOSURES MADE BY SELLER AND ARE NOT THE REPRESENTATIONS OF ANY REAL ESTATE LICENSEE OR OTHER PARTY. THIS INFORMATION IS FOR DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY WRITTEN AGREEMENT BETWEEN PURCHASER AND SELLER.

FOR A MORE COMPREHENSIVE EXAMINATION OF THE SPECIFIC CONDITION OF THIS PROPERTY YOU ARE ADVISED TO OBTAIN AND PAY FOR THE SERVICES OF QUALIFIED EXPERTS TO INSPECT THE PROPERTY, WHICH MAY INCLUDE, WITHOUT LIMITATION, ARCHITECTS, ENGINEERS, LAND SURVEYORS, PLUMBERS, ELECTRICIANS, ROOFERS, BUILDING INSPECTORS, ON-SITE WASTEWATER TREATMENT INSPECTORS, OR STRUCTURAL PEST INSPECTORS. THE PROSPECTIVE PURCHASER AND SELLER MAY WISH TO OBTAIN PROFESSIONAL ADVICE OR INSPECTIONS OF THE PROPERTY OR TO PROVIDE APPROPRIATE PROVISIONS IN A CONTRACT BETWEEN THEM WITH RESPECT TO ANY ADVICE, INSPECTION, DEFECTS OR WARRANTIES.

SELLER IS NOT OCCUPYING THE PROPERTY.

SELLER'S ENVIRONMENTAL DISCLOSURES

*If you answer "Yes" to a question with an asterisk (*), please explain your answer and attach documents, if available and not otherwise publicly recorded. If necessary, use an attached sheet.

		YES	**NO**	**DON'T KNOW**
*A	Have there been any flooding, standing water, or drainage problems on the property that affect the property or access to the property?			X

*B	Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides?			X
*C	Are there any shorelines, wetlands, floodplains, or critical areas on the property?			X
*D	Are there any substances, materials, or products in or on the property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water?			X
*E	Is there any soil or groundwater contamination?			X
*F	Has the property been used as a legal or illegal dumping site?			X
*G	Has the property been used as an illegal drug manufacturing site?			X

VERIFICATION

The foregoing answers and attached explanations (if any) are complete and correct to the best of Seller's knowledge and Seller has received a copy hereof. Seller authorizes all of its real estate licensees, if any, to deliver a copy of this disclosure statement to other real estate licensees and all prospective Purchasers of the property.

SELLER:

OVERTON & ASSOCIATES, a Washington limited partnership

By: Overton and Associates Holdings L.L.C.,
a Washington limited liability company,
its General Partner

By: ______________________
David E. Overton, its Manager

Date Signed: 9-16-2020

PURCHASER'S ACKNOWLEDGMENT

Purchaser hereby acknowledges that:

A. Purchaser has a duty to pay diligent attention to any material defects that are known to Purchaser or can be known to Purchaser by utilizing diligent attention and observation.

B. The disclosures set forth in this statement and in any amendments to this statement are made only by the Seller and not by any real estate licensee or other party.

C. Purchaser acknowledges that, pursuant to RCW 64.06.050(2), real estate licensees are not liable for inaccurate information provided by Seller, except to the extent that real estate licensees know of such inaccurate information.

D. This information is for disclosure only and is not intended to be a part of the written agreement between the Purchaser and Seller.

E. Purchaser (which term includes all persons signing the "Purchaser's acceptance" portion of this disclosure statement below) has received a copy of this Disclosure Statement (including attachments, if any) bearing Seller's signature.

DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT ARE PROVIDED BY SELLER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS PURCHASER AND SELLER OTHERWISE AGREE IN WRITING, PURCHASER SHALL HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. PURCHASER MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME PURCHASER ENTERS INTO A SALE AGREEMENT.

PURCHASER HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS DISCLOSURE STATEMENT AND ACKNOWLEDGES THAT THE DISCLOSURES MADE HEREIN ARE THOSE OF THE SELLER ONLY, AND NOT OF ANY REAL ESTATE LICENSEE OR OTHER PARTY.

HARBOR CUSTOM DEVELOPMENT INC., a Washington corporation

By: Sterling Griffin
Print name: Sterling Griffin
Title: Chief Executive Officer

Date Signed: 9-16-20

EXHIBIT C

SELLER'S WORK

Work	Schedule
NAVY EASEMENT	
PLAT DOCUMENTS FROM APEX	
GEO-TECH	
WATER LINE BELFAIR WATER CO.	

EXHIBIT D

FORM OF DEED

When Recorded Return to:

____
____
____
Attn: ____________________

BARGAIN AND SALE DEED

Grantor:	________________
Grantee:	________________
Abbr. Legal:	________________ Complete legal on Exhibit A
Tax Parcel #:	________________

___________________ ("Grantor"), for and in consideration of Ten Dollars ($10.00) in hand paid, bargains, sells and conveys to ________________________, a _______________, the following described real estate, located in Mason County, Washington:

See Exhibit A attached hereto and incorporated herein by this reference.

Subject to and excepting those matters set forth in Exhibit B attached hereto and incorporated herein by this reference.

DATED: ________________, 20____.

[INSERT SIGNATURES, ACKNOWLEDGMENTS, EXHIBITS A AND B]

EXHIBIT E

FORM OF ASSIGNMENT

THIS ASSIGNMENT OF INTANGIBLE PERSONAL PROPERTY (this "Assignment") is made this ____ day of ________________, 20___, by and between ________________, a ________________ ("Assignor"), and ____________________, a ____________________ ("Assignee"). Capitalized terms used in this Assignment shall have the meanings set forth in that certain Real Estate Purchase and Sale Agreement between Assignor and Assignee dated ________________, 201__ ("Purchase Agreement") with respect to the sale of the land legally described in Exhibit A attached hereto (the "Property"), except as otherwise specifically defined in this Assignment.

In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby assigns and transfers, to the extent assignable and without representation or warranty, all intangible personal property used exclusively in connection with the ownership and development of the Property, including but not limited to permits, approvals and licenses, to the extent the same are assignable, but excluding leases and contracts (the "Intangible Property"). In consideration of the foregoing assignment, Assignee hereby assumes all of the obligations of Assignor accruing from and after the date hereof with respect to the Intangible Property.

2. Further Instruments of Transfer and Assignment. Assignor agrees, upon the reasonable request of Assignee, to execute and deliver such further instruments of transfer and assignment as Purchaser may reasonably require for the purpose of vesting in Assignee ownership of the Intangible Property.

3. Notices. All notices in connection with this Assignment shall be given as provided in the Purchase Agreement.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.

5. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

[ADD SIGNATURE BLOCKS FOR SELLER AND PURCHASER]